UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)                     August 21, 2006
NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239
(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540
(Address of Principal Executive Offices)	(Zip Code)
609-524-4500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Effective August 21, 2006, NRG Energy, Inc. has appointed Carolyn Burke as Vice President, Controller. Ms. Burke was Director, Financial Planning and Analysis and brings her broad understanding of NRG’s operations to the controller function. She replaced James J. Ingoldsby who assumed, effective the same date, the role of Vice President, Financial Planning and Analysis. He brings his depth of accounting knowledge to the planning and forecasting function.
Ms. Burke, age 38, served as NRG’s Executive Director, Financial Planning and Analysis since May 2004. Prior to joining NRG, Ms. Burke served as Controller and Executive Director of Finance at the University of Pennsylvania’s School of Arts and Sciences, where she was responsible for financial accounting and reporting systems and federal reporting compliance from December 2001 to April 2004. Prior to her tenure at Penn, Ms. Burke served as the Executive Director of Financial Administration at Yale University from April 1999 to November 2001 and held various finance positions during her four years at the Atlantic Richfield Corporation (ARCO). She holds a Bachelor of Arts degree in Economics and Political Science from Wellesley College and a Masters of Business Administration degree in Finance from The University of Chicago.
Mr. Ingoldsby, age 48, served as Vice President, Controller of NRG since May 2004. He was responsible for directing NRG’s financial accounting and reporting activities, as well as ensuring NRG’s compliance with Sarbanes-Oxley legislation. Mr. Ingoldsby, who led the Sarbanes-Oxley implementation at chemical company Hercules, Inc., previously held various executive positions at GE Betz, formerly BetzDearborn from May 1993 to April 2003, including serving as Controller and Director of Business Analysis and Director of Financial Reporting. He also held various staff and managerial accounting and auditing positions at Mack Trucks, Inc. from February 1982 to May 1993. Mr. Ingoldsby began his career with Deloitte and Touche where he became a Certified Public Accountant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By:	/s/ TIMOTHY W. J. O'BRIEN
Timothy W. J. O'Brien
Vice President and General Counsel

Dated: August 21, 2006

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